  Exhibit 99.1

SharpSpring Reports Second Quarter 2019 Results

Company Achieves Ninth Consecutive Record Topline Performance, Introduces First of New Premium Features Designed to Generate Expansion Revenues and Improved Customer Lifetime Values

GAINESVILLE, FL – August 6, 2019 – SharpSpring, Inc. (NASDAQ: SHSP), a leading cloud-based marketing automation platform, reported financial results for the second quarter ended June 30, 2019.

Second Quarter 2019 and Recent Operational Highlights
●
Added 290 new SharpSpring customers, who selected the platform to generate leads, convert more leads to sales and measure the ROI of their marketing campaigns.

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Finished the quarter with 1,854 agency customers and over 8,000 businesses using the SharpSpring Marketing Automation platform.

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Released Sales Optimizer, a first-of-its-kind suite of tools that allows users to control the quality and cadence of the entire sales process, leading to more closed deals and increased revenue.

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Recognized with three major industry awards, including “Top Rated All-in-One Marketing Tool for 2019” and “2019 Most Revolutionary Software Award” from TrustRadius and “Top Marketing Resource Management Software” from G2 Crowd.

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Joined the Russell® 3000 Index, effective July 1, 2019.

Second Quarter 2019 Financial Results
●
SharpSpring Marketing Automation revenues grew 26% to a record $5.5 million from $4.3 million in the same year-ago period.

●
Total revenue (which includes legacy products) increased 24% to a record $5.5 million from $4.4 million in the same year-ago period.

●
Gross profit increased 33% to $3.9 million (71% of total revenue) from $2.9 million (66% of total revenue) in the same year-ago period.

●
Net loss was $4.2 million, or $0.41 per share, compared to net loss of $2.5 million, or $0.29 per share, in the second quarter of 2018. Current year net loss includes a one-time, non-cash charge of $2.2 million related to the settlement of convertible debt.

●
Adjusted EBITDA loss (a non-GAAP metric reconciled below) totaled $1.7 million, compared to an adjusted EBITDA loss of $1.5 million in the same year-ago period.

●
Core net loss (a non-GAAP metric reconciled below) totaled $1.9 million, or $0.19 per share, compared to core net loss of $1.7 million, or $0.21 per share, in the same year-ago period.

●
At quarter-end, the company had $16.0 million in cash, compared to $9.3 million at December 31, 2018.

Management Commentary
“In the second quarter we put together our ninth consecutive record revenue performance and continued to make considerable progress on our product roadmap and long-term retention initiatives," said SharpSpring CEO Rick Carlson. “After adding another nearly 300 total customers in the quarter, we now have over 1,850 agency partners and over 8,000 businesses on our platform, which translated into a 24% topline increase to $5.5 million. Early in Q2 we also made the strategic decision to switch incoming direct customers to annual subscriptions, which delayed certain deal-closings in the near-term, but should generate substantial improvements in retention and lifetime value as we attract a higher quality of customer and deliver a better onboarding and account management experience for new cohorts.

“Additionally, with the new premium offerings we’ve recently released, including our Sales Optimizer, as well as additional products slated for the second half of the year, we have significant opportunities within new and existing customers to make our products more essential to their operations while also generating meaningful expansion revenues. Looking ahead, we remain confident in our ability to continue winning new business and continue to focus on ensuring that we’re built for long-term growth. Put together, SharpSpring has effectively positioned itself to continue taking an increasing share of the marketing automation industry.”

Conference Call
SharpSpring management will hold a conference call today, August 6, 2019 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

Company CEO Rick Carlson and CFO Brad Stanczak will host the call, followed by a question and answer period.

U.S. dial-in number: 844-602-0380
International number: 862-298-0970

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website at investors.sharpspring.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through August 20, 2019.

Toll-free replay number: 877-481-4010
International replay number: 919-882-2331
Replay ID: 51876

About SharpSpring, Inc.
SharpSpring, Inc. (NASDAQ: SHSP) is a rapidly growing, highly-rated global provider of affordable marketing automation delivered via a cloud-based Software-as-a Service (SaaS) Platform. Thousands of businesses around the world rely on SharpSpring to generate leads, improve conversions to sales, and drive higher returns on marketing investments. Known for its innovation, open architecture and free customer support, SharpSpring offers flexible monthly contracts at a fraction of the price of competitors making it an easy choice for growing businesses and digital marketing agencies. Learn more at sharpspring.com.

Non-GAAP Financial Measures
Adjusted EBITDA, core net loss and core net loss per share are "non-GAAP financial measures" presented as supplemental measures of the company’s performance. These metrics are not presented in accordance with United States generally accepted accounting principles, or GAAP. The company believes these measures provide additional meaningful information in evaluating its performance over time. However, the measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of the company’s results as reported under GAAP. A reconciliation of net loss to these measures is included for your reference in the financial section of this earnings press release.

Important Cautions Regarding Forward-Looking Statements
The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “explores,” “expects,” “anticipates,” “continues,” “estimates,” “projects,” “intends,” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing new customer offerings, changes in customer order patterns, changes in customer offering mix, continued success in technological advances and delivering technological innovations, our ability to successfully utilize our cash to develop current and future products, delays due to issues with outsourced service providers, those events and factors described by us in Item 1. A “Risk Factors” in our most recent Form 10-K and other risks to which our company is subject, and various other factors beyond the company’s control. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Company Contact:
Brad Stanczak
Chief Financial Officer
Phone: 352-448-0967
Email: IR@sharpspring.com

Investor Relations:
Gateway Investor Relations
Matt Glover or Tom Colton
Phone: 949-574-3860
Email: SHSP@gatewayir.com

SharpSpring, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenue	$5,517,433	$4,442,289	$10,843,718	$8,626,952

Cost of services	1,625,818	1,507,362	3,174,200	2,907,659
Gross profit	3,891,615	2,934,927	7,669,518	5,719,293

Operating expenses:
Sales and marketing	2,865,610	2,356,400	5,873,813	4,727,431
Research and development	1,217,981	1,008,019	2,476,709	1,958,694
General and administrative	1,935,291	1,424,404	4,162,966	2,850,638
Intangible asset amortization	95,250	115,000	190,500	230,000

Total operating expenses	6,114,132	4,903,823	12,703,988	9,766,763

Operating loss	(2,222,517)	(1,968,896)	(5,034,470)	(4,047,470)

Other expense, net	(41,966)	(338,431)	(146,093)	(269,803)
Loss on induced conversion	(2,162,696)	-	(2,162,696)	-
Gain (loss) on embedded derivative	189,776	(453,449)	214,350	(453,449)

Loss before income taxes	(4,237,403)	(2,760,776)	(7,128,909)	(4,770,722)
Provision (benefit) for income taxes	787	(294,543)	3,126	(252,546)

Net loss	$(4,238,190)	$(2,466,233)	$(7,132,035)	$(4,518,176)

Basic net loss per share	$(0.41)	$(0.29)	$(0.75)	$(0.53)
Diluted net loss per share	$(0.41)	$(0.29)	$(0.75)	$(0.53)

Weighted average common shares outstanding
Basic	10,296,041	8,474,616	9,568,161	8,459,036
Diluted	10,296,041	8,474,616	9,568,161	8,459,036

SharpSpring, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
	2019	2018
Assets
Cash and cash equivalents	$15,997,667	$9,320,866
Accounts receivable	106,042	80,521
Unbilled receivables	880,333	740,425
Income taxes receivable	43,813	22,913
Other current assets	1,255,109	1,184,217
Total current assets	18,282,964	11,348,942

Property and equipment, net	1,591,883	1,260,798
Goodwill	8,869,548	8,866,413
Intangibles, net	1,675,500	1,866,000
Right-of-use assets	5,501,577	-
Other long-term assets	588,715	665,123
Total assets	$36,510,187	$24,007,276

Liabilities and Shareholders' Equity
Accounts payable	$1,534,797	$1,613,477
Accrued expenses and other current liabilities	678,837	774,944
Deferred revenue	317,077	250,656
Income taxes payable	16,234	23,705
Lease liability	356,245	-
Total current liabilities	2,903,190	2,662,782

Convertible notes, including accrued interest	-	8,342,426
Convertible notes embedded derivative	-	214,350
Lease liability	5,182,511	-
Total liabilities	8,085,701	11,219,558

Shareholders' equity:
Preferred stock, $0.001 par value	-	-
Common stock, $0.001 par value	10,966	8,639
Additional paid in capital	53,211,881	30,446,838
Accumulated other comprehensive loss	(229,620)	(231,053)
Accumulated deficit	(24,484,741)	(17,352,706)
Treasury stock	(84,000)	(84,000)
Total shareholders' equity	28,424,486	12,787,718

Total liabilities and shareholders' equity	$36,510,187	$24,007,276

SharpSpring, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net loss	$(4,238,190)	$(2,466,233)	$(7,132,035)	$(4,518,176)

Adjustments to reconcile loss from operations:
Depreciation and amortization	244,265	200,733	471,518	391,716
Amortization of costs to acquire contracts	228,812	185,701	431,757	363,239
Non-cash stock compensation	262,074	238,806	565,592	476,221
Deferred income taxes	-	(129,061)	-	(108,265)
(Gain)/Loss on disposal of property and equipment	(617)	-	(617)	-
Non-cash interest	43,373	100,000	139,372	104,301
Amortization of debt issuance costs and embedded derivative	903	6,359	2,903	6,632
(Gain)/loss on embedded derivative	(189,776)	453,449	(214,350)	453,449
Loss on induced conversion	2,162,696	-	2,162,696	-
Unrealized foreign currency gain/loss	6,387	217,308	17,126	167,912
Changes in assets and liabilities:
Accounts receivable	(39,742)	55,046	(25,294)	41,504
Unbilled receivables	(45,047)	(22,942)	(138,819)	(94,297)
Right-of-use assets	107,718	-	213,933	-
Other assets	(497,165)	(242,053)	(540,019)	(452,582)
Income taxes, net	(30,901)	1,734,309	(28,562)	1,838,379
Accounts payable	195,807	(186,807)	(78,830)	564,696
Lease liabilities	(93,540)	-	(185,575)	(31,587)
Other liabilities	(18,019)	30,250	(87,300)	-
Deferred revenue	26,027	20,287	65,612	40,910
Net cash (used in) provided by operating activities	(1,874,935)	195,152	(4,360,892)	(755,948)

Cash flows from investing activities
Purchases of property and equipment	(264,929)	(115,298)	(612,104)	(188,118)
Proceeds from the sale of property and equipment	617	-	617	-
Net cash used in investing activities	(264,312)	(115,298)	(611,487)	(188,118)

Cash flows used in financing activities:
Proceeds from issuance of convertible note	-	-	-	8,000,000
Debt issuance costs	-	-	-	(141,657)
Proceeds from exercise of stock options	428,118	233,249	1,031,983	241,805
Proceeds (cost) from issuance of common stock, net	(23,439)	-	10,649,005	-
Net cash provided by financing activities	404,679	233,249	11,680,988	8,100,148

Effect of exchange rate on cash	(20,523)	(35,765)	(31,808)	(19,322)

Change in cash and cash equivalents	$(1,755,091)	$277,338	$6,676,801	$7,136,760

Cash and cash equivalents, beginning of period	$17,752,758	$12,259,169	$9,320,866	$5,399,747

Cash and cash equivalents, end of period	$15,997,667	$12,536,507	$15,997,667	$12,536,507

SharpSpring, Inc.
RECONCILIATION TO ADJUSTED EBITDA
(Unaudited, in Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net loss	$(4,238)	$(2,466)	$(7,132)	$(4,518)
Provision (benefit) for income taxes	1	(295)	3	(253)
Other expense, net	42	338	146	270
Non-cash gain on embedded derivative	(190)	453	(214)	453
Non-cash loss on induced conversion	2,163	-	2,163	-
Depreciation & amortization	244	201	472	392
Non-cash stock compensation	262	239	566	476
Franchise tax settlement	-	-	318	-
Restructuring	-	-	133	-
Adjusted EBITDA	(1,716)	(1,530)	(3,545)	(3,180)

SharpSpring, Inc.
RECONCILIATION TO CORE NET LOSS AND CORE NET LOSS PER SHARE
(Unaudited, in Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net loss	$(4,238)	$(2,466)	$(7,132)	$(4,518)
Amortization of intangible assets	95	115	191	230
Non-cash stock compensation	262	239	566	476
Non-cash gain on embedded derivative	(190)	453	(214)	453
Non-cash loss on induced conversion	2,163	-	2,163	-
Franchise tax settlement	-	-	318	-
Restructuring	-	-	133	-
Tax adjustment	-	(86)	1	(79)
Core net loss	$(1,908)	$(1,745)	$(3,974)	$(3,438)

Core net loss per share	$(0.19)	$(0.21)	$(0.42)	$(0.41)
Weighted average common shares outstanding	10,296	8,475	9,568	8,459